Exhibit T3A.2.104

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:12 PM 10/20/2015
FILED 12:12 PM 10/20/2015
SR 20150568330 – File Number 5855461

CERTIFICATE OF INCORPORATION

OF

ENVISIONRX PUERTO RICO, INC.

FIRST:            The name of the Corporation is EnvisionRx Puerto Rico, Inc. (hereinafter the “Corporation”).

SECOND:      The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The name of its registered agent at that address is The Corporation Trust Company.

THIRD:          The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the “GCL”).

FOURTH:      The total number of shares of stock which the Corporation shall have authority to issue is one thousand (1,000) shares of Common Stock, each having a par value of one cent ($0.01).

FIFTH:           The name and mailing address of the Sole Incorporator is as follows:

Name	Address
Deborah M. Reusch	P.O. Box 636
Wilmington, DE 19899

SIXTH:          The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation, of its directors, officers and stockholders:

(1)        The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

(2)        The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the by-laws of the Corporation.

(3)        The number of directors of the Corporation shall be initially as fixed by the Sole Incorporator, and thereafter, as from time to time fixed by, or in the manner provided in, the By-Laws of the Corporation. Election of directors need not be by written ballot unless the By-Laws so provide.

(4)        No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the GCL or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article SIXTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

(5)        In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Certificate of Incorporation, and any by-laws adopted by the stockholders; provided, however, that no by-laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such by-laws had not been adopted.

SEVENTH:    Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

EIGHTH:       The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

I, THE UNDERSIGNED, being the Sole Incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the GCL, do make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 20th day of October, 2015.

/s/ Deborah M. Reusch
Deborah M. Reusch
Sole Incorporator

[Signature Page to Certificate of Incorporation of EnvisionRx Puerto Rico, Inc.]

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:31 PM 02/22/2024
FILED 05:31 PM 02/22/2024
SR 20240641302 – File Number 5855461

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

ELIXIR PUERTO RICO, INC.
*****

Elixir Puerto Rico, Inc., a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

FIRST:          That the Corporation was originally formed as Elixir Puerto Rico, Inc., a Delaware corporation, and filed its original Certificate of Incorporation with the Secretary of State of the State of Delaware on October 20, 2015 (the “Certificate of Incorporation”).

SECOND:     That the Certificate of Incorporation of the Corporation be, and hereby is, amended by deleting Article 1 in its entirety and substituting in lieu thereof a new Article 1 to read as follows:

1. The name of the corporation is Ex PR, Inc.

THIRD:         That the terms and conditions of this Certificate of Amendment of Certificate of Incorporation were duly adopted by the Board of Directors of the Corporation and the sole stockholder of the Corporation in accordance with Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned officer of the Corporation has executed this Certificate of Amendment to the Certificate of Incorporation of the Corporation on February 16, 2024.

ELIXIR PUERTO RICO, INC.,
a Delaware corporation

By:	/s/ Susan C. Lowell
Name:	Susan C. Lowell
Its:	Vice President, Tax & Accounting